UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/01/2010

HCC Insurance Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-13790

Delaware	76-0336636
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

13403 Northwest Freeway
Houston, Texas 77040
(Address of principal executive offices, including zip code)

713-690-7300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

HCC Insurance Holdings, Inc. entered into a Second Amendment to Employment Agreement (the "Agreement") with Michael J. Schell effective on December 1, 2010. Under the terms of this amendment, the term of the Agreement was extended to December 31, 2014 and the base salary was increased to $750,000. In addition, Mr. Schell's title was changed to Executive Vice President and Chief Property and Casualty Insurance Officer. All other provisions of the original employment agreement remain unchanged. A copy of the Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

No.                 Exhibit

10.1                  Second Amendment to Employment Agreement dated effective as of December 1, 2010 by and between HCC Insurance Holdings, Inc. and Michael J. Schell

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC Insurance Holdings, Inc.

Date: December 06, 2010	By:	/s/ Randy D. Rinicella
Randy D. Rinicella
Sr. Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Second Amendment to Employment Agreement